Exhibit 10.34

CONATUS PHARMACEUTICALS INC.

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is made as of December 19, 2016 by and among Conatus Pharmaceuticals Inc., a Delaware corporation (the “Company”), and Novartis Pharma AG, a Swiss corporation (the “Investor”).

RECITALS

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to issue to the Investor Convertible Promissory Notes in one or more Closings (as defined below) pursuant to the terms and conditions hereunder, each of which shall be in the form attached hereto as Exhibit A (individually, a “Note” and together, the “Notes”) for an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000).

WHEREAS, simultaneously with the execution of this Agreement, the Company and the Investor are entering into an Option, Collaboration and License Agreement (the “License Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Notes.

1.1 Purchase and Sale.  Subject to the terms and conditions of this Agreement, the Company shall sell to the Investor, and the Investor shall purchase from the Company, a Note in the principal amount of up to Fifteen Million Dollars ($15,000,000), which sale and issuance shall take place in a First Closing or in two Closings. The purchase price for each Note at each of the Closings, as applicable, shall be an amount equal to 100% of the principal amount thereof.

1.1.1 First Closing.  At the First Closing (as defined below), the Company shall sell to the Investor, and the Investor shall purchase from the Company, a Note in the principal amount set forth in the First Closing Notice (as defined below).  The First Closing shall take place at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92130, at such date and time as the Company may designate after the conditions to closing set forth in Section 4 are satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing) or at such other place, time and/or date as may be jointly designated by the Company and the Investor (the “First Closing”); provided, however, the First Closing shall occur prior to December 31, 2019 on a date designated by the Company in a written notice (the “First Closing Notice”) given by the Company to the Investor at least ten (10) business days in advance of the First Closing date and which First Closing Notice shall include the principal amount of the Note to be sold at the First Closing, which amount shall be equal to either Seven Million Five Hundred Thousand Dollars ($7,500,000) or Fifteen Million Dollars ($15,000,000), as determined by the Company in its sole discretion.

1.1.2 Second Closing.  To the extent the aggregate principal amount of the Note purchased by the Investor at the First Closing is less than Fifteen Million Dollars ($15,000,000), at the Second Closing (as defined below), the Company shall sell to the Investor, and the Investor shall purchase from the Company, a Note in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000).  The Second Closing shall take place at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92130, at such date and time as the Company may designate after the conditions to closing set forth in Section 4 are satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing) or at such other place, time and/or date as may be jointly designated by the Company and the Investor (the “Second Closing,” and together with the First Closing, the “Closings”); provided, however, the Second Closing shall occur prior to December 31, 2019 on a date designated by the Company in a written notice given by the Company to the Investor at least ten (10) business days in advance of the Second Closing date.

1.2 Deliveries.  At each Closing, as applicable, the Company shall deliver to the Investor a Note representing the principal amount of such Note and the Investor shall cause to be delivered to the Company a check or wire transfer of same day funds to the Company’s order equal to such principal amount of such Note.

1.3 Conversion of Notes.  Each Note may be converted into shares of the Company’s common stock under the terms and conditions set forth in such Note.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as of each Closing that the following representations are true and complete, except as otherwise indicated.  For purposes of these representations and warranties, the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein, and the term “Knowledge” shall mean the actual knowledge of the CEO of the Company and the other senior executive(s) of the Company with responsibility for the subject area of the relevant fact or other matter.

2.1 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly authorized, executed and delivered by the Company in accordance with its terms.

2.2 The execution, delivery and performance by the Company of this Agreement will not (1) result in a violation of any provision of its certificate of incorporation or  bylaws, (2) result in any material breach of any terms or provisions of, or constitute a material default (whether or not by notice, lapse of time or both) under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound or (3) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

2.3 Subject to the accuracy of the representations and warranties of the Investor in Section 3, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except such post-Closing filings as may be required under applicable federal and state securities laws, which will be timely filed within the applicable period therefore.

2.4 Subject to the accuracy of the representations and warranties of the Investor in Section 3, the Securities (as defined below) will be issued and sold to the Investor in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration under the Securities Act.

2.5 The Securities are duly authorized and, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement and the Note(s), shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and neither the Company nor the holder thereof shall be subject to any preemptive or similar right with respect to the Securities, which have not been properly waived or complied with.

2.6 The Company has delivered or made available (by filing on the SEC's electronic data gathering and retrieval system (EDGAR)) to the Investor complete copies of its most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q filed with the SEC prior to the date of the Agreement (and with respect to each Closing, between the Effective Date and prior to the applicable Closing Date) (collectively, the “SEC Documents”).  As of its date, each SEC Document complied in all material respects with the requirements of the Exchange Act, and all other federal, state and local laws, rules and regulations applicable to it, and, as of its date, such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.7 As of the date hereof, and other than the transactions that are the subject of this Agreement and the License Agreement, to the Company’s Knowledge, no material fact or circumstance exists that would be required to be disclosed in a current report on Form 8-K or in a registration statement filed under the Securities Act, were such a registration statement filed on the date hereof, that has not been disclosed in an SEC Document.

2.8 Ernst & Young LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (United States). The financial statements, together with related schedules and notes, included in the SEC Documents comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the financial position, results of operations, cash flows and changes in convertible preferred stock and stockholders’ equity of the Company on the basis stated in the SEC Documents at the respective dates or for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the SEC Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the SEC Documents. Except as otherwise included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the SEC Documents under the Securities Act or the Rules and Regulations.

2.9 The Company has not sustained since the date of the latest audited financial statements included in the SEC Documents any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the SEC Documents; and, since the respective dates as of which information is given in the SEC Documents or as the date of any Current Report on Form 8-K filed with the SEC, (1) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon the exercise of stock options described as outstanding in, or the grant options, restricted stock or other equity-based awards under Company’s existing equity incentive plans described in, the SEC Documents, or the issuance of shares of Common Stock pursuant to the Company’s At Market Issuance Sales Agreement with MLV & Co. LLC, as described in the SEC Documents) or outstanding long-term debt of the Company, (2) there has not been any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company, whether or not in the ordinary course of business, which are material to the Company or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than in each case above, in the ordinary course of business or as otherwise set forth or contemplated in the SEC Documents.

2.10 The Company is not (1) in violation of its certificate of incorporation or bylaws or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company is a party or by which any it or any of its properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect on the business, prospects, management, financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”).

2.11 The Company has good and marketable title to all real (in fee simple) and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

2.12 Other than as set forth in the SEC Documents, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the SEC Documents; and, to the Company’s Knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

2.13 The Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by it, except where the failure to possess such permit, license, approval, consent or authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or material modification of any such Permits.

2.14 Except as disclosed in the SEC Documents (i) to its Knowledge, the Company owns or possesses all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights and other intellectual property (collectively “Intellectual Property”) material to the conduct of its business as described in the SEC Documents, (ii) to the Knowledge of the Company, the conduct and the proposed conduct of the businesses of the Company, including the research, development, manufacture, sale and Company use of its products, does not and will not infringe, misappropriate, or violate any third party’s Intellectual Property, and the Company has not received since its inception any written notice alleging the foregoing, (iii) to the Knowledge of the Company, the Company is the exclusive owner of all Intellectual Property owned or purported to be owned by the Company, free and clear of all liens, encumbrances, defects, or adverse claim, (iv) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with respect to any material Intellectual Property owned by the Company or with respect to any material Intellectual Property owned by the Company, since inception, the Company has not received any written notice alleging the foregoing, (v) the Company has not received any written claim asserting rights in any material Company owned Intellectual Property that would render any such Intellectual Property invalid or inadequate to protect the interest of the Company; (vi) the Company has taken all steps reasonably necessary to secure its interest in the Company’s material Intellectual Property, including obtaining all necessary assignments from its employees, consultants and contractors pursuant to a written agreement containing an assignment of all Intellectual Property created by such employee, consultant or contractor, (vii) the Company has taken commercially reasonable steps to protect and maintain all material Company owned Intellectual property and preserve the confidentiality of any trade secrets material to the Company, (viii) to the Company’s Knowledge, all material Intellectual Property owned by or licensed to the Company is subsisting and enforceable and (ix) to the Company’s Knowledge, the Company is not in violation of any Company License Agreements (as defined below), other than such violations which, individually or in the aggregate, may not reasonably be expected to result in a Material Adverse Effect. The license agreements by which the Company has been licensed Intellectual Property owned by third parties (“Company License Agreements”) are valid and are in full force and effect and constitute legal, valid and binding obligations of Company, and to the Company’s Knowledge, the other parties thereto.

2.15 No material labor dispute with the employees of the Company exists, or, to the Company’s Knowledge, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

2.16 The Company is insured by insurers of recognized financial responsibility against such losses and risks (including risks related to clinical trials and product liability) and in such amounts as are prudent and customary for companies engaged in similar businesses in similar industries in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.17 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.18 Since the date of the latest audited financial statements included in the SEC Documents, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.19 The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective.

2.20 All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for cases in which the failure to pay such taxes, individually or in the aggregate, would not result in a Material Adverse Effect, or, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

2.21 There are no statutes, regulations, documents or contracts of a character required to be described in the SEC Documents or to be filed as an exhibit to the SEC Documents which are not described or filed as required.

2.22 The Company is not in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), does not own or operate any real property contaminated with any substance that is subject to any environmental laws, is not liable for any off-site disposal or contamination pursuant to any environmental laws, and is not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might reasonably be expected to lead to such a claim.

2.23 To the Company’s Knowledge, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.

2.24 Neither the Company nor, to the Company’s Knowledge, any director, officer, agent, employee or other person acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. Neither the Company nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Note(s), or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.25 The Company is not and, after giving effect to the offering and sale of the Note(s) as contemplated herein and the application of the net proceeds therefrom as described in the SEC Documents, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

3. Representations and Warranties of the Investor.  The Investor represents and warrants to and for the benefit of Company, with knowledge that the Company is relying thereon in entering into this Agreement and issuing the Note(s) to the Investor, that as of each Closing, as applicable:

3.1 The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly authorized, executed and delivered by the Investor in accordance with its terms.

3.2 The execution, delivery and performance by the Investor of this Agreement will not (1) conflict with its organizational or similar documents, or (2) result in any material breach of any terms or provisions of, or constitute a material default (whether or not by notice, lapse of time or both) under, any material contract, agreement or instrument to which the Investor is a party or by which the Investor is bound.

3.3 The Investor is an “accredited investor” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder.

3.4 (a) The Investor is acquiring the Note(s) and any equity securities issuable upon conversion of the Note(s) (with the Note(s), collectively, the “Securities”) for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, and does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person, with respect to any of the Securities. The Investor has the financial ability to bear the economic risk of its investment in the Company (including its possible loss), has adequate means of providing for its current needs and contingencies, and has no need for liquidity with respect to its investment in the Company; (b) the Investor understands that the Securities to be acquired hereunder has not been registered under the Securities Act or qualified under the securities laws of any state, and therefore cannot be transferred, resold, pledged, hypothecated, assigned, or otherwise disposed of unless it is subsequently registered under the Securities Act and qualified under applicable state securities laws, or an exemption from registration and/or qualification is available; and (c) the Investor is not purchasing the Note(s) as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, or any other general solicitation or general advertisement.

3.5 (1) neither (i) the Investor, (ii) to the extent it has them, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Investor (collectively, the “Investor Covered Persons”) is subject to any Disqualification Event (as defined below), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3), (2) such Investor has exercised reasonable care to determine whether any Investor Covered Person is subject to a Disqualification Event and (3) the purchase of the Note(s) by the Investor will not subject the Company to any Disqualification Event.  As used herein, the term “Disqualification Event” shall mean any of the disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

4. Conditions to Closing.

4.1 Conditions to Obligations of the Company.  The Company’s obligation to complete the issuance and sale of the Notes to the Investor is subject to the fulfillment or waiver of the following conditions at or prior to the applicable Closing:

(a) Representations and Warranties.  The representations and warranties made by the Investor in Section 3 will be true and correct in all material respects as of the applicable Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.

(b) License Agreement.  The Investor shall have duly executed and delivered to the Company the License Agreement, and (a) there shall have been no termination of the License Agreement that, as of the Closing, is effective and (b) the Investor shall not be in material breach of any covenant or agreement of the License Agreement.

4.2 Conditions to Purchaser’s Obligations at the Closing.  The Investor’s obligation to purchase the Notes is subject to the fulfillment or waiver of the following conditions at or before the applicable Closing:

(a) Representations and Warranties.  The representations and warranties made by the Company in Section 2 will be true and correct as of the applicable Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct as of such other date

(b) Officer’s Certificate.  The Investor shall have received as of each applicable Closing Date a certificate signed by an authorized officer certifying that the representations and warranties made by the Company in Section 2 are true and correct as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct as of such other date.

(c) Legal Opinion.  The Investor shall have received as of each applicable Closing Date, a written opinion of Latham & Watkins LLP, counsel to the Company, dated the applicable Closing Date in the form attached as Exhibit B hereto.

(d) License Agreement.  The Company shall have duly executed and delivered to the Investor the License Agreement, and (a) there shall have been no termination of the License Agreement that, as of the Closing, is effective and (b) the Company shall not be in material breach of any covenant or agreement of the License Agreement.

(e) Listing Qualification.  The equity securities issuable upon conversion of the Note(s) will be duly authorized for listing by NYSE or Nasdaq, subject to official notice of issuance, to the extent required by the rules of NYSE or Nasdaq.

(f) Other Convertible Debt Instruments. The Company shall have obtained consent from the holder of any convertible debt instrument outstanding as of the applicable Closing Date that would require the consent of such holder prior to the issuance of the Note(s), and shall have provided evidence of such consent to the Investor reasonably satisfactory to the Investor.

(g) No Material Adverse Effect.  From and after the date of this Agreement until the Closing Date, there shall have occurred no event that has caused or would reasonably be expected to result in a Material Adverse Effect.

4.3 Mutual Conditions to Closing.  The obligations of the Company on the one hand, and the Investor on the other hand, to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

(a) Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or delay the applicable

Closing, will have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(b) No Governmental Prohibition.  The sale of the Note(s) by the Company, and the purchase of the Note(s) by the Investor will not be prohibited by any applicable law or governmental order or regulation.  Any applicable waiting periods under the HSR Act will have expired or terminated.

5. Legends.  Each certificate or other document evidencing any of the Securities may be endorsed with one or all of the legends set forth below, and the Investor covenants that the Investor will not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

5.1 “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE CORPORATION) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.”

5.2 Any legend required by the blue sky laws of any state to the extent such laws are applicable to the securities represented by the certificate or other document so legended.

6. California Commissioner of Corporations.

6.1 Corporate Securities Law.  THE SALE OF THE  SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF  CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF  SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Each party will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party; provided, however, that Investor may assign this Agreement to any of its affiliates and any such assignee may assign the Agreement to Investor or any other affiliate of

Investor, in any such case, without such consent.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of any law other than the law of the State of Delaware.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

7.6 Notices. All payments, notices, requests, demands and other communications to a party hereunder shall be in writing (including facsimile or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by facsimile or other electronic transmission, overnight delivery with a nationally recognized overnight delivery service, in each case to the respective address specified on the signature page hereto (or such other address as may be specified in writing to the other parties hereto).  Any notice or communication given in conformity with this Section 6.6 shall be deemed to be effective when received by the addressee, if delivered by hand, facsimile or similar form of electronic transmission and one (1) day after deposit with a nationally recognized overnight delivery service.

7.7 Entire Agreement. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

7.8 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor.  This provision shall not affect the amendment and waiver provisions of the Notes.  Any waiver or amendment effected in accordance with this section shall be binding upon each holder of any Notes purchased under this Agreement at the time outstanding, each future holder of all such Notes, and the Company.

7.9 Finder’s Fees. The Company agrees to indemnify and hold the Investor harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.  The Investor agrees to indemnify and hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible.

7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Investment Agreement as of the date first above written.

THE COMPANY:

CONATUS PHARMACEUTICALS INC.

By:	/s/ Steven J. Mento, Ph.D.
Name:	Steven J. Mento, Ph.D.
Title:	President & Chief Executive Officer

Address:	16745 W. Bernardo Drive, Suite 200
San Diego, CA 92127

Facsimile No: +1 (858) 376-2680

Signature Page to Conatus Pharmaceuticals Inc. Investment Agreement

IN WITNESS WHEREOF, the parties have executed this Investment Agreement as of the date first above written.

INVESTOR:

NOVARTIS PHARMA AG

By:	/s/ Nigel Sheail
Name:	Nigel Sheail
Title:	Head of Business Development & Licensing

Address:

Facsimile No:
Email:

By:	/s/ Gerrard Terlouw, PhD
Name:	Gerrard Terlouw, PhD
Title:	Head BD&L, Immunology & Dermatology

Address:

Facsimile No:
Email:

Signature Page to Conatus Pharmaceuticals Inc. Investment Agreement

EXHIBIT A

Form of Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE OR SUCH PROVISIONS OF THE CORPORATIONS CODE OF ANY SUCH OTHER STATE.  THE RIGHTS OF THE HOLDER OF THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

CONATUS PHARMACEUTICALS INC.

CONVERTIBLE PROMISSORY NOTE

$________________	________________, 2016

FOR VALUE RECEIVED, Conatus Pharmaceuticals Inc., a Delaware corporation (the “Company”), promises to pay to Novartis Pharma AG, a Swiss corporation or its registered assigns (“Investor”), in lawful money of the United States of America the principal sum of ____________________________ Dollars ($______________) (the “Issue Price”), or such lesser amount as shall be equal to the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 6% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. This Note is issued pursuant to that certain Investment Agreement dated December ___, 2016 by and among the Company and the Investor (the “Agreement”), and the Investor and the Company shall be bound by all the terms, conditions and provisions of the Agreement.  This Note is an unsecured obligation of the Company and unsubordinated general obligation of the Company and shall rank equally in right of payment with all of the Company’s other existing and future unsecured and unsubordinated debt.

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The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

8. Maturity; Payment.

8.1 Maturity; Payment.

1.8.1 Unless earlier converted into Conversion Shares pursuant to Section 2 of this Note, the outstanding principal and accrued but previously unpaid interest thereon shall become due and payable on December 31, 2019 (the “Maturity Date”).  All payments by the Company under this Note shall be applied first to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal.

1.8.2 Unless earlier converted into Conversion Shares pursuant to Section 2 of this Note, and upon expiration of the time periods specified in Section 2(b) of this Note, upon earlier of (A) the occurrence of a Change of Control prior to the Maturity Date or (B) or the termination of the Option, Collaboration and License Agreement between the Company and Investor (the “License Agreement”) in its entirety by Novartis pursuant to Section 12.2 or 12.5 of the License Agreement (a “License Agreement Termination”), an amount equal to the outstanding principal and accrued but previously unpaid interest thereon shall become due and payable.

1.8.3 Payment of this Note shall be made at the offices of the Investor, or such other place as Investor shall have designated to the Company in writing, in lawful money of the United States of America, and shall be in full satisfaction of the Company’s obligations under this Note.

8.2 Voluntary Prepayment.  The Company may prepay this Note in whole or in part, at any time prior to the Maturity Date after providing 5 Business Days prior written notice.  Prepayment shall be without any prepayment penalties and interest will no longer continue to accrue on any prepaid principal amounts after such prepayments.

9. Conversion.

9.1 Optional Conversion at Election of Company.  Subject to the limitations set forth in Section 2(c) below, at any time prior to the Maturity Date, the Company may elect in its sole discretion to convert all or part of the outstanding principal and accrued but previously unpaid interest thereon into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”).  The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and accrued but previously unpaid interest thereon which the Company elects to convert (such amount to applied first to accrued and unpaid interest, then to outstanding principal), as of the Conversion Date, by the Conversion Price, rounded down to the nearest whole share. The Investor acknowledges that any such election by the Company in accordance with this Section 2(a) shall be binding upon the Investor.

9.2 Optional Conversion at Election of Investor.  Subject to the limitations set forth in Section 2(c) below, the Investor may elect in its sole discretion to convert all or part of

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the outstanding principal and accrued but previously unpaid interest thereon into Conversion Shares upon any of (i) a Change of Control of the Company, or (ii) a License Agreement Termination.  The Company shall notify the Investor in writing at least 10 Business Days prior to the execution of any agreement providing for a Change of Control of the Company, which notice shall set forth all terms of such Change of Control.  If the Investor elects to exercise its option pursuant to this Section 2(b), it shall provide an Election Notice (as defined below) no later than 10 Business Days after receiving notice of a Change of Control or of a License Agreement Termination.

9.3 Limitation on Issuance of Common Stock.  Notwithstanding anything contained herein to the contrary, if the aggregate number of Conversion Shares issued by the Company to the Investor pursuant to all Notes issued under the Agreement would exceed, in the aggregate, the lesser of (i) 19.0% of the Company’s outstanding shares of Common Stock on a fully-diluted basis on the date of the Agreement and (ii) 19.0% of the Company’s outstanding shares of Common Stock on a fully-diluted basis on any Conversion Date, then (A) only that amount of the outstanding principal on this Note and accrued but previously unpaid interest thereon that would not cause Investor and such Affiliates to exceed such ownership threshold shall be converted (as determined by Investor in its sole discretion) and (B) any remaining unconverted principal outstanding on this Note and accrued but previously unpaid interest thereon shall be repaid by the Company to Investor in immediately available funds.

9.4 Conversion Procedure.

4.9.1 Conversion.  The Company shall deliver a written notice to Investor of the Company’s election to convert the Note pursuant to Section 2(a) and the Investor shall deliver a written notice to the Company of the Investor’s election to convert the Note pursuant to Section 2(b), which notice shall state therein the amount of the unpaid principal amount of this Note to be converted (the “Election Notice”).  If this Note is converted pursuant to Section 2(a) or 2(b), the Investor agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) upon the occurrence of such conversion for cancellation, and within three trading days after the Conversion Date, (A) certificates evidencing that number of Conversion Shares to which Investor shall be entitled upon such conversion shall be transmitted by the Company’s transfer agent to the Investor by crediting the account of the Investor’s prime broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and the shares are eligible for resale by the Investor without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the Investor with any required legends set forth in the Agreement, and (B) the Company shall issue to the Investor a new convertible promissory note, in the same form hereof, representing the balance of the principal amount not otherwise converted into Conversion Shares pursuant to the terms hereof.

4.9.2 Upon conversion of this Note pursuant to Section 2(a) or 2(b), the Persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

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4.9.3 Fractional Shares; Interest; Effect of Conversion.  No fractional shares shall be issued upon conversion of this Note.  Upon conversion of this Note in full, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

The entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable, without any notice or demand of any kind or any presentment or protest, if any one of the following events (each an “Event of Default”) shall occur, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

(a) If default shall be made in the payment of any installment of principal of any of the Notes, or of any installment of interest on any of the Notes, and if any such default shall remain unremedied for 15 days; or

(b) The Company or any of its subsidiaries fails to make any payment when due under the terms of any Indebtedness to be paid by such Person (excluding this Note but including any other Indebtedness of the Company to Investor) and such failure continues beyond any period of grace provided with respect thereto, or defaults in the observance or performance of any other agreement, term or condition contained in any such Indebtedness, and the effect of such failure or default is to cause Indebtedness in an aggregate amount of $2,000,000 or more to become due prior to its stated date of maturity; or

(c) A final judgment or order for the payment of money in excess of $1,000,000 is rendered against the Company or any of its subsidiaries and the same remains undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Company or any of its subsidiaries and such judgment, writ, or similar process is not released, stayed, vacated or otherwise dismissed within 30 days after issue or levy; or

(d) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

(e) If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company or any of its subsidiaries insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for

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relief, decree, order or judgment shall remain undischarged or unstayed for a period of 60 days; or if any substantial part of the property of the Company or any of its subsidiaries is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within 60 days.

3. Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a) “Business Days” shall mean any day other than a Saturday, Sunday or a United States federal holiday.

(b) “Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company (excluding the License Agreement).

(c) “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

(d) “Conversion Date” shall mean the date on which the Company or the Investor delivers an Election Notice.

(e) “Conversion Price” shall mean 120% of the 20-day trailing average closing price per share for the Common Stock, as reported on the Company’s trading market, based on the 20 trading days immediately prior to the Conversion Date.

(f) “Indebtedness” of any Person means and includes the aggregate amount of, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles), (iv) all obligations under capital leases of such Person, (v) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (vi) all guaranties of such Person of the obligations of another Person, (vii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement upon an event of default are limited to repossession or sale of such property), (viii) net exposure under any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered to in connection with a bona

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fide hedging operation that provides offsetting benefits to such Person, which agreements shall be marked to market on a current basis, and (ix) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

(g) “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(h) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(i) “Securities Act” shall mean the Securities Act of 1933, as amended.

4. Miscellaneous.

(a) Successors and Assigns.  The rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  Each party will not assign this Note or any rights or obligations hereunder without the prior written consent of the other party; provided, however, that Investor may assign this Note to any of its affiliates and any such assignee may assign the Note to Investor or any other affiliate of Investor, in any such case, without such consent.

(b) Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 4(b) shall be binding upon the Investor (and of any securities into which this Note is convertible), and each future holder of all such securities and the Company.

(c) Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, emailed or delivered to, the receiving party at the address or facsimile number shown on the signature page of this Note or at such other address or facsimile number as such receiving party shall have most recently furnished in writing or by email to the sending party.  All such notices and communications will be deemed effectively given upon the earlier of (i) when received, (ii) when delivered personally, (iii) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(e) Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

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(f) Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(g) Waiver of Jury Trial; Judicial Reference.  By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.

(h) Counterparts.  This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

[Signature Page Follows]

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The Company has caused this Note to be issued as of the date first written above.

CONATUS PHARMACEUTICALS INC.
a Delaware corporation

By:
Name:	Steven J. Mento, Ph.D.
Title:	President & Chief Executive Officer

Address:	16745 W. Bernardo Drive, Suite 200 San Diego, CA 92127

Facsimile No.: +1 (858) 376-2680

ACKNOWLEDGED AND AGREED BY INVESTOR:

NOVARTIS PHARMA AG

By:
Name:
Title:

Address:

Facsimile No.:
Email:

By:
Name:
Title:

Address:

Facsimile No.:
Email:

EXHIBIT B

Form of Opinion